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                                                                   Exhibit 23.6



                                                May 12, 1997

Board of Directors
BANC ONE CORPORATION
100 East Broad Street
Columbus, OH 43271

Gentlemen and Madam:

We hereby consent to the references to our firm and to the inclusion of an opinion of our firm to be dated the date of the Joint Proxy Statement/Prospectus of BANC ONE CORPORATION and First USA, Inc. constituting a part of the Registration Statement on Form S-4 of BANC ONE CORPORATION filed with the Securities and Exchange Commission on May 12, 1997. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                LAZARD FRERES & CO. LLC


                                                By: /s/ Kendrick R. Wilson III
                                                    ---------------------------
                                                    Kendrick R. Wilson III
                                                    Managing Director